EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 4, 2000, relating to the consolidated financial statements of GameCom, Inc. and Subsidiaries which is contained in that Prospectus. Our report contains an explanatory paragraph regarding our ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Thomas O. Bailey & Associates, PC.


Dallas, Texas

July ___, 2000

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